UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

March 7, 2013

Date of Report (Date of earliest event reported)

Pitney Bowes Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

World Headquarters
1 Elmcroft Road
Stamford, Connecticut 06926-0700

(Address of principal executive offices)

(203) 356-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

On March 7, 2013, Pitney Bowes Inc. (the “Company”) completed a public offering of $425,000,000 aggregate principal amount of its 6.70% Notes Due 2043 (the “Notes”), including $50,000,000 aggregate principal amount of Notes sold pursuant to the full exercise of the underwriters’ over-allotment option .. The Notes were offered under the Company’s Registration Statement on Form S-3ASR (Registration No. 333-176957), filed with the Securities and Exchange Commission on September 22, 2011. Net proceeds from the sale of the Notes were $411,612,500, after deducting underwriting discounts and commissions.

The Notes were issued pursuant to the Indenture, dated as of February 14, 2005, between the Company and Citibank, N.A., as trustee (the “Base Indenture”), as amended by the First Supplemental Indenture, dated as of October 23, 2007, by and among the Company, The Bank of New York Mellon, as successor trustee (the “Trustee”), and Citibank, N.A., as resigning trustee (the “First Supplemental Indenture”, and together with the Base Indenture, the “Indenture”), on the terms and conditions set forth in an Officers’ Certificate, dated March 7, 2013 (the “Officers’ Certificate”). The Indenture and the Officers’ Certificate include customary agreements and covenants by the Company. These covenants include limitations on the Company’s ability, with significant exceptions, (i) to incur debt secured by liens on certain property above a threshold, (ii) to engage in certain sale and leaseback transactions involving certain property above a threshold and (iii) to consolidate or merge, or sell, lease or convey the Company’s assets substantially as an entirety. Upon the occurrence of both (i) a change of control of the Company and (ii) a downgrade of the Notes below an investment grade rating by both of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services within a specified period, the Company will be required to make an offer to purchase the Notes at a price equal to 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest to the date of repurchase, as set forth in more detail in the Prospectus Supplement.

The Notes are the Company’s unsecured obligations and rank equally in right of payment with its other unsecured and unsubordinated indebtedness from time to time outstanding. The Notes will mature on March 7, 2043. Interest on the Notes will be payable on March 7, June 7, September 7 and December 7 of each year, commencing June 7, 2013. The interest rate on the Notes is 6.70% per year. The Notes were sold to the public at par.

The Notes are redeemable, in whole or in part, at any time and from time to time, at the Company’s option. The redemption price for the Notes to be redeemed on any redemption date that is prior to March 7, 2018 will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, on those notes to the redemption date, plus the excess of (x) the sum of the present values of the remaining scheduled payments of interest and principal on the Notes to be redeemed (exclusive of interest accrued to the redemption date) discounted to the redemption date on a quarterly basis, assuming a 360-day year consisting of twelve 30-day months, at the treasury rate plus 55 basis points over (y) the aggregate principal amount of the notes being redeemed. The redemption price for the Notes to be redeemed on any redemption date that is on or after March 7, 2018 will be equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest.

The Officers’ Certificate and a form of the global certificate evidencing the Notes (the “Form of Note”) are filed as Exhibits 4.1 and 4.2 to this Form 8-K, respectively, and are incorporated herein by reference. The foregoing summary of the terms of the Officers’ Certificate and the Notes does not purport to be complete and is qualified in its entirety by reference to the Officers’ Certificate and the Notes.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description of Exhibit
4.1	Officers’ Certificate establishing the terms of the Notes, dated March 7, 2013.
4.2	Specimen of 6.70% Notes Due 2043.
5.1	Opinion of Gibson, Dunn & Crutcher LLP, dated March 7, 2013.
23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pitney Bowes Inc.

	By:	/s/ Helen Shan
Name: Helen Shan
Date: March 7, 2013	Title: Vice President, Finance and Treasurer